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                                                                   EXHIBIT 14(a)
                                                                   -------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Amendment to the Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 6, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of the Heartland Small Cap Contrarian Fund, Heartland Value Fund, Heartland Mid Cap Value Fund, Heartland Large Cap Value Fund, Heartland Value Plus Fund and Heartland U.S. Governmental Securities Fund (six of the portfolios constituting Heartland Group, Inc.), portions of which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Auditors" in the Proxy Statement/Prospectus and under the heading "Experts" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
August 24, 1998